Exhibit 5.2

July 20, 2020

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526 Israel

Re:  Sale of Securities Pursuant to Registration Statement on Form F-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-3 (Registration No. 333- 235367) (the “Registration Statement”), the prospectus dated December 16, 2019 included therein and the related prospectus supplement dated July 20, 2020 (such prospectus, as supplemented by such prospectus supplement, the “Prospectus Supplement”) filed or to be filed by Safe-T Group Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of an aggregate of 3,075,000 American Depositary Share (the “ADS”), each ADS representing forty ordinary shares, no par value, of the Company (the “Ordinary Shares”), and an aggregate of 1,145,000 pre-funded warrants (the “Pre-Funded Warrants”) each to purchase one ADS. The ADSs and Pre-Funded Warrants are being offered pursuant to securities purchase agreements dated July 20, 2020, by and between the Company and each of the purchasers thereto (the “Purchase Agreements”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and the Prospectus Supplement and have also examined originals or copies of (i) the Purchase Agreements, (ii) the articles of association of the Company, and (iii) such other resolutions, certificates, documents and public records as we have deemed necessary or appropriate for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Pre-Funded Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the Ordinary Shares underlying the ADSs and the Ordinary Shares underlying the ADSs underlying the Pre-Funded Warrants being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Lipa Meir & Co. filed as Exhibit 5.1 to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that, the Pre-Funded Warrants, if and when issued and paid for in accordance with the terms of the Purchase Agreements, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Units currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP